================================================================================

     As filed with the Securities and Exchange Commission on April 27, 2001

                                              Registration No. 333-____________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                -----------------

                      TRANSACTION SYSTEMS ARCHITECTS, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                47-0772104
  (State or other jurisdiction of         (I.R.S. Employer Identification No.)
   incorporation or organization)

                             224 South 108th Avenue
                              Omaha, Nebraska 68154
          (Address of principal executive offices, including zip code)
                                -----------------

  Transaction Systems Architects, Inc. 2000 Non-Employee Director Stock Option
                                      Plan
                            (Full title of the plan)

                              David P. Stokes, Esq.
                          General Counsel and Secretary
                      Transaction Systems Architects, Inc.
                             224 South 108th Avenue
                              Omaha, Nebraska 68514
                                 (402) 334-5101
(Name, address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

    ============================= ================== ===================== ====================== ==============
                                                        Proposed Maximum      Proposed Maximum       Amount of
      Title of Securities to be     Amount to be       Offering Price Per    Aggregate Offering    Registration
            Registered              Registered (1)         Share (2)                Price               Fee
    ============================= ================== ===================== ====================== ==============

       Class A Common Stock,        25,000 shares          $16.6875             $417,187.50           $104.30
          $0.005 par value
    ----------------------------- ------------------ --------------------- ---------------------- --------------

(1) Pursuant to Rule 416, this Registration Statement also covers any additional shares of Class A Common Stock which may be issuable pursuant to the antidilution provisions of the Transaction Systems Architects, Inc. 2000 Non-Employee Director Stock Option Plan.

(2) Pursuant to Rule 457(h), computed on the basis of the exercise price of the outstanding options granted under the Transaction Systems Architects, Inc. 2000 Non-Employee Director Stock Option Plan.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

         Transaction Systems Architects, Inc. (the "Company") hereby incorporates by reference in this Registration Statement the documents listed in
(a) through (d) below previously filed with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

                  (a) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2000.

                  (b) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000.

                  (c) The Company's current report on Form 8-K dated December 14, 2000, filed with the Commission on December 14, 2000.

                  (d) The description of the Company's Class A Common Stock contained in the Company's registration statement on Form 8-A that the Company filed on January 11, 1995, including any amendment or reports that we file for the purposes of updating this description.

         All documents subsequently filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the dates of filing of such documents.



Item 6.  Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law provides for the indemnification of officers and directors, subject to certain limitations. The Certificate of Incorporation of the registrant expressly provides for indemnification of an officer or director made a party or threatened to be made a party to proceedings by reason of the fact that such person was an officer or director. The Certificate of Incorporation also authorizes the registrant to maintain officer and director liability insurance, and such a policy is currently in effect.



Item 8.  Exhibits

     Exhibit
     Number
     -------

        4.1       Transaction   Systems   Architects,   Inc.  2000  Non-Employee
                  Director  Stock Option Plan  (incorporated  by reference  from
                  Exhibit  10.33  of the  Company's  Quarterly  Report  on  Form
                  10-Q/A Amendment No. 1 for the period ended June 30, 2000).
        4.2       Amended  and  Restated  Certificate  of  Incorporation  of the
                  Company,  and amendments  thereto  (incorporated  by reference from  Exhibit  3.01 of the  Company's  Registration  Statement
                  No. 33-88292 on Form S-1).
        4.3       Amended and Restated Bylaws of the Company, and First
                  Amendment thereto (incorporated by reference from Exhibit 3.02 of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1999).
        5         Opinion of Baker & McKenzie
       23.1       Consent of Arthur Andersen LLP
       23.2       Consent of Baker & McKenzie (See Exhibit 5)
       24         Power of Attorney (included in Signature Page)


Item 9.  Undertakings


         (a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i)      To  include  any   prospectus   required  by  Section
         10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES
         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on this 25th day of April, 2001.

                                        TRANSACTION SYSTEMS ARCHITECTS, INC.

                                        By: /s/William E. Fisher
                                           ------------------------------
                                           William E. Fisher, Chairman, Chief
                                           Executive Officer, and Director


                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Transaction Systems Architects, Inc., hereby severally and individually constitute and appoint William E. Fisher, Dwight G. Hanson and David P. Stokes, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8, and all instruments necessary or advisable in connection therewith, and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendments and other instruments.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name                                        Title                                     Date
----                                        -----                                     ----

/s/ William E. Fisher                       Chairman, Chief Executive                 April 25, 2001
-----------------------------               Officer and Director
   William E. Fisher

/s/ Dwight G. Hanson                        Chief Financial Officer                   April 25, 2001
-----------------------------               and Senior Vice President
   Dwight G. Hanson

/s/ Edward C. Fuxa                          Controller                                April 25, 2001
-----------------------------
   Edward C. Fuxa

/s/ Charles E. Noell, III                   Director                                  April 25, 2001
-----------------------------
   Charles E. Noell, III

/s/ Jim D. Kever                            Director                                  April 25, 2001
-----------------------------
   Jim D. Kever

/s/ Larry G. Fendley                        Director                                  April 25, 2001
-----------------------------
   Larry G. Fendley

/s/ Roger K. Alexander                      Director                                  April 25, 2001
-----------------------------
   Roger K. Alexander

/s/ Gregory J. Duman                        Director                                  April 25, 2001
-----------------------------
   Gregory J. Duman

                                  EXHIBIT INDEX

Exhibit
Number    Description
-------   -----------

   4.1 Transaction Systems Architects, Inc. 2000 Non-Employee Director Stock Option Plan (incorporated by reference from Exhibit 10.33 of the Company's Quarterly Report on Form 10-Q/A Amendment No. 1 for the period ended June 30, 2000).
   4.2 Amended and Restated Certificate of Incorporation of the Company, and amendments thereto (incorporated by reference from Exhibit 3.01 of the Company's Registration Statement No. 33-88292 on Form S-1).
   4.3 Amended and Restated Bylaws of the Company, and First Amendment thereto (incorporated by reference from Exhibit 3.02 of the Company's Annual Report on Form 10-K for the fiscal year ended September 30,
          1999).
    5     Opinion of Baker & McKenzie
   23.1   Consent of Arthur Andersen LLP
   23.2   Consent of Baker & McKenzie (See Exhibit 5)
   24     Power of Attorney (included in Signature Page)